UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2017

BOSTON OMAHA CORPORATION (formerly known as REO PLUS, INC.)
(Exact name of registrant as specified in its Charter)

Delaware	333-170054	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

(Address and telephone number of principal executive offices, including zip code)
292 Newbury Street, Suite 333 Boston, Massachusetts 02115 (857) 256-0079
___________________________________
(Former name or address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On June 5, 2017, we amended our employment agreements with each of Alex B. Rozek and Adam K. Peterson, who serve as our Co-Chief Executive Officers.  Each of the amendments extends the time during which Mr. Rozek and Mr. Peterson, respectively, will receive a base salary at the federal minimum wage through December 31, 2017.

 The description of the amendments to the employment agreements is qualified in its entirety by reference to the full text of Amendment No. 1 to Employment Agreement of each of Alex B. Rozek and Adam K. Peterson, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 5, 2017, we increased the size of our Board of Directors from four directors to six directors, and approved the election of Frank H. Kenan II as a director to fill one of the vacancies created by the increase to the size of the Board of Directors, to be effective upon the commencement of trading of our Class A common stock on the NASDAQ Capital Market.  Upon his election to the Board of Directors, Mr. Kenan will serve on our audit and risk committee, our nominating and corporate governance committee and our compensation committee.

On June 5, 2017, Jeffrey Piermont resigned as our Treasurer, Secretary and Chief Administrative Officer, and we appointed Joshua P. Weisenburger, our current Chief Accounting Officer and Controller, as our Treasurer, Secretary and Chief Financial Officer.  Mr. Weisenburger’s current annual base salary is $180,000 and he is eligible to participate in our management incentive bonus plan.

These actions were taken by means of an action by unanimous written consent of our Board of Directors in lieu of a special meeting.

Mr. Kenan, age 35, is currently the Co-Founder and Principal of KD Capital Management, LLC and has served in these roles since August 2014. Previously, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC from September 2011 to December 2014, a Development Associate at Edens & Avant from January 2006 to January 2008, and an Analyst at Vivum Group from May 2005 to January 2006.  Mr. Kenan serves as a member of the Board of Directors of the Cougar Club of the College of Charleston, a 501(c)(3) non-profit organization that serves as the fundraising arm for the College of Charleston Athletic Department. Mr. Kenan holds a B.S. from the College of Charleston and an M.B.A. from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School.

Mr. Weisenburger, age 34, has served as our Chief Accounting Officer since August 2016 and as our Controller since June 2016. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc. a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles. Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota—Carlson School of Management.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

 On June 5, 2017, we amended and restated our Bylaws.  This action was taken by means of an action by unanimous written consent of our Board of Directors in lieu of a special meeting.  The amendment and restatement replaced and modified language in the provisions of the original Bylaws headed “Annual Meeting,” “Special Meetings” and “Action Without Meeting,” providing for advance notice requirements for stockholder proposals at meetings and ownership thresholds for certain control group nominations and actions.

 The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)                      Exhibits.

Exhibit

Number                      Exhibit Title

3.1 Amended and Restated Bylaws of Boston Omaha Corporation, as amended.

10.1 Amendment No. 1 to Employment Agreement dated June 5, 2017 by and between Boston Omaha Corporation and Alex B. Rozek.

10.2 Amendment No. 1 to Employment Agreement dated June 5, 2017 by and between Boston Omaha Corporation and Adam K. Peterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION
(Registrant)

By: /s/ Alex B. Rozek
Alex B. Rozek, Co-Chief Executive Officer

Date: June 8, 2017